Exhibit 10.7


                               SECURITY AGREEMENT


     AGREEMENT, dated as of ________, ____, by Branded Media Corporation, a Nevada corporation ("the Grantor"), in favor of _______________ (the "Holder"), in connection with the Convertible Secured Promissory Note (the "Note") dated the date hereof, issued by the Grantor to the Holder.



                               W I T N E S S E T H


     WHEREAS, the Holder(s) agreed to loan $___________ to the Grantor pursuant to the Note;

     WHEREAS, the Holder(s), as security for the payment of the Note, requested that the Grantor grant to the Holder(s) the security interest provided for herein, and the Grantor is willing to grant such security interest;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS
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     The definitions contained herein conform with the Uniform Commercial Code.
All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the Grantor and the Holder pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors, assigns, heirs and administrators. The words "hereof', "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 3.3 hereof. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Collateral" shall mean the Collateral as set forth in Section 2 hereof.

     1.2 "Event of Default" shall have the meaning set forth in Section 3.3 hereof.

     1.3 "Transaction Agreements" shall mean, collectively, this Agreement, the Note, the Warrant, the Registration Agreement and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Grantor or the Holder(s) in connection with the Transaction Agreements, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.4 "Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Grantor to the Holder(s), including principal, interest, costs and expenses, however evidenced, as arising under the Note or this Agreement.

     1.5 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any Government or any agency or instrumentality or political subdivision thereof.

SECTION 2.   GRANT OF SECURITY INTEREST
----------  ---------------------------

     To secure the prompt and complete payment, performance and observance of all of the indebtedness, obligations or liabilities of the Grantor to the Holder(s) which may now exist or hereafter arise under the Transaction Agreements or any other agreement executed by the Grantor in favor of the Holder (collectively the "Secured Obligations"), the Grantor hereby grants to the
Holder:

          (1) a senior security position in all of the Grantor's right, title and interest in, to the attached Film Library ("Collateral") upon the occurrence of an Event of Default under the Note, and

          (2)  all other assets of Grantor.

     2.1 Priority of Liens, Title to Properties. The security interests and liens being granted to the Holder(s) on behalf of the Obligor under this Agreement shall, when they become effective, constitute valid and perfected joint first priority liens and security interests in and upon the Collateral.


SECTION 3. AFFIRMATIVE AND NEGATIVE COVENANTS, EVENTS OF DEFAULT,
           ACKNOWLEDGMENTS AND REMEDIES
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     3.1 Sale of Collateral. The Grantor shall not sell or otherwise dispose of all or substantially all of the assets of the Grantor or grant a security interest senior or equal in priority to that of the Holder(s) in the Collateral unless the net proceeds of such sale are used to prepay the Note to the extent as provided therein.

     3.2 Further Assurances. At the reasonable request of the Holder(s) at any time and from time to time after the date hereof, the Grantor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests being granted and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Transaction Agreements.

     3.3 Events of Default. The occurrence or existence after the date hereof of any Event of Default under the Note is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

     3.4 Acknowledgment. The Holder(s) hereby acknowledges that this Security Agreement is one of a series of Security Agreements containing the same terms as this Security Agreement granted in connection with the Note. The Holder(s) further acknowledges that he shares all rights of enforcement under this Security Agreement on a pari pasu basis with all other Holders.

     3.5 Remedies. At any time an Event of Default exists or has occurred and is continuing, the Holder(s) shall have all rights and remedies provided in this Agreement, the other Transaction Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Grantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to the Holder(s) hereunder, under any of the other Transaction Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in the Holder's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Grantor of this Agreement or any of the other Transaction Agreements. The Holder(s) may, at any time or times, proceed directly against the Grantor to collect the Obligations without prior recourse to the Collateral.

SECTION 4. MISCELLANEOUS
------------------------

     4.1 Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

     4.2 Waiver of Notices. The Grantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Collateral, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on the Grantor which the Holder(s) may elect to give shall entitle the Grantor to any other or further notice or demand in the same, similar or other circumstances.

     4.3 Effectiveness and Termination. The security interest granted herein shall become effective upon the full funding of the Note amount, $1,000,000. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as the Note is outstanding. This Agreement shall terminate upon the earlier of the sale of the Grantor in accordance with
Section 3 hereof or the repayment or conversion of all amounts due under the Note. Upon termination the Holder' rights, titles and interest in and to the Collateral shall be automatically terminated and released, and the Grantor shall be permitted to file such UCC termination statements are necessary to effectuate the same.

     4.4 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of each party hereto. Each party hereto shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of each party hereto. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by either party hereto of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which each party hereto would otherwise have on any future occasion, whether similar in kind or otherwise.

     4.5 Notices. All notices, requests and demands hereunder shall be in writing and made in accordance with this Agreement.

     4.6 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     4.7 Successors. This Agreement shall be binding upon the Grantor and its successors and assigns and inure to the benefit of and be enforceable by the Holder(s) and its successors and assigns. 4.8 Entire Agreement. This Agreement, the other Transaction Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, the Grantor has caused these presents to be duly executed as of the day and year first above written.


                                                     Branded Media Corporation

                                                     By:
                                                        ------------------------
                                                        Donald C. Taylor
                                                        Title: President


AGREED TO:

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